As filed with the Securities and Exchange Commission on August 9, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NATIONWIDE HEALTH PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	95-3997619
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

610 Newport Center Drive, Suite 1150

Newport Beach, California 92660-6429

(949) 718-4400

(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrant’s Principal Executive Offices)

Douglas M. Pasquale

Chief Executive Officer and President

Nationwide Health Properties, Inc.

610 Newport Center Drive, Suite 1150

Newport Beach, California 92660-6429

(949) 718-4400

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copy To:

Gary J. Singer, Esq.

Jonathan D. Belli, Esq.

O’Melveny & Myers LLP

610 Newport Center Drive, Suite 1700

Newport Beach, CA 92660-6429

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.     ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Debt Securities, Preferred Stock (par value $1.00 per share), Common Stock (par value $.10 per share), and Securities Warrants	$1,250,000,000(1)(2)		$1,250,000,000(2)(3)	$110,403(4)

(1)	Pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), the fee table does not specify by each class of securities to be registered information as to the amount to be registered, proposed maximum offering price per unit, and proposed maximum aggregate offering price. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2)	The amount to be registered consists of up to $937,932,000 (in U.S. dollars or the equivalent thereof at the time of sale for any debt security denominated in one or more foreign currencies or composite currencies) of an indeterminate amount of Debt Securities, an indeterminate number of shares of Preferred Stock, an indeterminate number of shares of Common Stock, and an indeterminate number of shares of Securities Warrants as may be sold, from time to time, by the Registrant. There is also being registered hereunder an indeterminate number of shares of Preferred Stock as may from time to time be issuable upon conversion of Debt Securities registered hereunder and an indeterminate number of shares of Common Stock as may from time to time be issuable upon conversion of Debt Securities or Preferred Stock registered hereunder or upon exercise of Securities Warrants registered hereunder, as the case may be.

(3)	Estimated solely for purposes of calculating the registration fee. No separate consideration will be received for securities as may from time to time be issued upon conversion or exchange of the securities registered hereunder. The maximum aggregate offering price of all securities offered pursuant to this Registration Statement will not exceed $937,932,000. In addition, the prospectus filed as part of this Registration Statement also relates to $246,068,000 of securities remaining available to be offered pursuant to Registration Statement No. 333–105806 and $66,000,000 of securities remaining available to be offered pursuant to Registration Statement No. 333–70707 and for which a registration fee was paid.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act. Does not include the registration fee of $19,901 which was previously paid as the registration fee associated with $246,068,000 of securities registered on a previously filed Registration Statement on Form S-3 (File No. 333–105806) or the registration fee of $18,348 which was previously paid as the registration fee associated with $66,000,000 of securities registered on a previously filed Registration Statement on Form S-3 (File No. 333–70707). In connection with this Registration Statement, the Registrant is paying a fee based solely on the additional debt securities, preferred stock, common stock and securities warrants being registered and having an aggregate initial public offering price of $937,932,000.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included herein is a combined prospectus and includes $246,068,000 principal amount of debt securities, preferred stock, common stock and securities warrants remaining under Registration Statement No. 333–105806 and $66,000,000 principal amount of debt securities remaining under Registration Statement No. 333–70707. In the event any of such previously registered debt securities, preferred stock, common stock and securities warrants are offered prior to the effective date of this Registration Statement, they will not be included in any prospectus hereunder.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED August 9, 2005

PROSPECTUS

$1,250,000,000

Debt Securities

Preferred Stock

Common Stock

Securities Warrants

We may offer, from time to time, in one or more series:

•	debt securities;

•	warrants to purchase debt securities;

•	shares of our preferred stock;

•	warrants to purchase shares of our preferred stock;

•	shares of our common stock; and

•	warrants to purchase shares of our common stock.

The common stock warrants, the debt securities warrants and the preferred stock warrants are collectively referred to herein as the securities warrants. The debt securities, the preferred stock, the common stock and the securities warrants are collectively referred to herein as the securities. The securities will have an aggregate offering price of $1,250,000,000 and will be offered on terms to be determined at the time of offering. We will provide the specific terms of these securities in prospectus supplements to this prospectus prepared in connection with each offering. The prospectus supplement will also disclose whether the securities will be listed on a national securities exchange and if they are not to be listed, the possible effects thereof on their marketability. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities.

Securities may be sold directly, through agents from time to time or through underwriters or dealers. If any agent or any underwriter is involved in the sale of the securities, the name of the agent or underwriter and any applicable commission or discount will be set forth in the accompanying prospectus supplement. See “Plan of Distribution.” The net proceeds we receive from the sale also will be set forth in the applicable prospectus supplement.

Our common stock is traded on the New York Stock Exchange under the symbol “NHP”. On August 8, 2005, the closing price of our common stock was $23.35.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

The date of this prospectus is                      , 2005

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $1,250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to or update other information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” on page 20.

Whenever we refer herein to “NHP,” the “Company” or to “us” or use the terms “we” or “our,” we are referring to Nationwide Health Properties, Inc. and its subsidiaries, unless the context otherwise requires.

THE COMPANY

Nationwide Health Properties, Inc., a Maryland corporation, is a real estate investment trust (REIT) that invests primarily in healthcare related facilities and provides financing to healthcare providers.

We primarily make our investments by acquiring an ownership interest in facilities and leasing them to unaffiliated operators under “triple-net” “master” leases that pass all facility operating costs (including maintenance, repairs, taxes, insurance and capital expenditures) through to the tenant operator. In addition, but intentionally to a much lesser extent because we view the risks of this activity to be greater, from time to time we extend mortgage loans and other financing to operators. Currently, about 96% of our revenues are derived from our leases, with the remaining 4% from our mortgage loans and other financing.

At June 30, 2005, we had investments in 426 facilities located in 39 states. The facilities included 194 skilled nursing facilities, 216 assisted and independent living facilities, seven continuing care retirement communities, seven specialty hospitals and two assets held for sale.

Our facilities are operated by 72 different operators, including the following publicly traded companies: American Retirement Corporation, Beverly Enterprises, Inc., Emeritus Corporation, Extendicare, Inc., Genesis Healthcare, HEALTHSOUTH Corporation, Kindred Healthcare, Inc. and Sun Healthcare Group, Inc. Of the operators of our facilities, only Alterra Healthcare Corporation (Alterra) accounted for 10% or more of our revenues at June 30, 2005 or is expected to account for more than 10% of our revenues for the remainder of 2005.

At June 30, 2005, we had direct ownership of 180 skilled nursing facilities, 215 assisted and independent living facilities, six continuing care retirement communities, seven specialty hospitals and two assets held for sale. Substantially all of our owned facilities are leased under “triple-net” leases, which are accounted for as operating leases.

Our leases generally have initial terms ranging from five to 21 years with two or more multiple-year renewal options. We earn fixed monthly minimum rents and may earn periodic additional rents. The additional rent payments are generally computed as a percentage of facility revenues in excess of base amounts or as a percentage of the increase in the Consumer Price Index. Additional rents are generally calculated and payable monthly or quarterly. While the calculations and payments of additional rents contingent upon revenue are generally made on a quarterly basis, SEC Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB No. 101) does not allow for the recognition of this revenue until all possible contingencies have been eliminated. Most of our leases with additional rents contingent upon revenue are structured as quarterly calculations so that all contingencies for revenue recognition have been eliminated at each of our quarterly reporting dates. Also, the majority of our leases contain provisions that the total rent cannot decrease from one year to the next. Approximately 82% of our facilities are leased under master leases. In addition, the majority of our leases contain cross-collateralization and cross-default provisions tied to other leases with the same tenant, as well as grouped lease renewals and, if purchase options exist, grouped purchase options. Leases covering 338 facilities are backed by security deposits consisting of irrevocable letters of credit or cash, most of which cover from three to six months of initial monthly minimum rents. As of December 31, 2004, leases covering 153 facilities required the tenant to impound property taxes and leases covering 71 facilities required capital expenditure impounds. Under the terms of the leases, the tenant is responsible for all maintenance, repairs, taxes, insurance and capital expenditures for the leased properties.

At June 30, 2005, we held 13 mortgage loans secured by 14 skilled nursing facilities, one assisted and independent living facility and one continuing care retirement community. As of June 30, 2005, the mortgage loans receivable had a net book value of $78,082,000. The mortgage loans had individual outstanding balances ranging from $111,000 to $10,563,000 and had maturities ranging from 2005 to 2031 at June 30, 2005.

We believe we have operated in such a manner as to qualify for taxation as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. We intend to continue to qualify as such and therefore to distribute at least 90% of our REIT taxable income to our stockholders. If we qualify for taxation as a REIT, and we distribute 100% of our taxable income to our stockholders, we will generally not be subject to federal income taxes on our income that is distributed to stockholders. This treatment substantially eliminates the “double taxation” (i.e., at the corporate and stockholder levels) that generally results from investing in the stock of a corporation.

Our principal executive offices are located at 610 Newport Center Drive, Suite 1150, Newport Beach, California 92660, and our telephone number is (949) 718-4400.

RISK FACTORS

Investing in the securities described herein involves risk. Please see the risk factors described in our Annual Report on Form 10-K for our most recent fiscal year, which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of such securities. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges for the periods indicated. In computing the ratio of earnings to fixed charges, earnings have been based on consolidated income from continuing operations before fixed charges (exclusive of capital interest). Fixed charges consist of interest on debt, including amounts capitalized, an estimate of interest in rental expense, and interest expense related to the guaranteed debt of the partnerships and limited liability companies in which we hold an interest. In computing the ratio of earnings to combined fixed charges and preferred stock dividends, preferred stock dividends consist of dividends on our 7.677% Series A Cumulative Preferred Step-Up REIT Securities and 7.75% Series B Cumulative Convertible Preferred Stock.

	For the six months ended June 30, 2005	Year Ended December 31,
		2004	2003	2002	2001	2000
Ratio of Earnings to Fixed Charges	2.27	2.27	1.96	1.72	2.05	2.09
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	1.81	1.87	1.73	1.52	1.80	1.85

USE OF PROCEEDS

Unless otherwise specified in any prospectus supplement, the net proceeds from the sale of the securities offered from time to time hereby will be used for general corporate purposes, including the repayment of short term bank lines of credit and investments in healthcare related facilities. The Company uses its existing revolving bank credit facility primarily to provide short term financing for the acquisition of healthcare related facilities.

DESCRIPTION OF DEBT SECURITIES

NHP may issue debt securities under one or more trust indentures to be executed by NHP and a specified trustee. The terms of the debt securities will include those stated in the indenture and those made a part of the indenture by reference to the Trust Indenture Act of 1939. The indentures will be qualified under the Trust Indenture Act.

The following description sets forth certain anticipated general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement (which terms may be different than those stated below) and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, investors should review both the prospectus supplement relating thereto and the following description. A form of the indenture (as discussed herein) has been filed as an exhibit to the Registration Statement of which this prospectus is a part.

General

The debt securities will be direct obligations of NHP and may be either senior debt securities or subordinated debt securities. The indebtedness represented by subordinated securities will be subordinated in right of payment to the prior payment in full of NHP’s senior debt (as defined in the applicable indenture).

Except as set forth in the applicable indenture and described in a prospectus supplement relating thereto, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, secured or unsecured, in each case as established from time to time in or pursuant to authority granted by a resolution of the board of directors or as established in the applicable indenture. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series.

The prospectus supplement relating to any series of debt securities being offered will contain the specific terms thereof, including, without limitation:

•	The title of such debt securities and whether such debt securities are senior securities or subordinated securities;

•	The aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

•	The percentage of the principal amount at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof;

•	If convertible, the portion of the principal amount of such debt securities which is convertible into common stock or preferred stock, or the method by which any such portion shall be determined;

•	If convertible, any applicable limitations on the ownership or transferability of the common stock or preferred stock into which such debt securities are convertible;

•	The date or dates, or the method for determining the date or dates, on which the principal of such debt securities will be payable;

•	The rate or rates (which may be fixed or variable), or the method by which the rate or rates shall be determined, at which such debt securities will bear interest, if any;

•	The date or dates, or the method for determining such date or dates, from which any interest will accrue, the interest payment dates on which any such interest will be payable, the regular record dates for such interest payment dates, or the method by which any such date shall be determined, the person to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

•	The place or places where the principal of (and premium, if any) and interest, if any, on such debt securities will be payable, such debt securities may be surrendered for conversion or registration of transfer or exchange and notices or demands to or upon NHP in respect of such debt securities and the applicable indenture may be served;

•	The period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities may be redeemed, as a whole or in part, at NHP’s option, if NHP is to have such an option;

•	The obligation, if any, of NHP to redeem, repay or purchase such debt securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

•	If other than U.S. dollars, the currency or currencies in which such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

•	Whether the amount of payments of principal of (and premium, if any) or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currencies) and the manner in which such amounts shall be determined;

•	Any additions to, modifications of or deletions from the terms of such debt securities with respect to the events of default or covenants set forth in the indenture;

•	Any provisions for collateral security for repayment of such debt securities;

•	Whether such debt securities will be issued in certificated and/or book-entry form;

•	Whether such debt securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

•	The applicability, if any, of defeasance and covenant defeasance provisions of the applicable indenture;

•	The terms, if any, upon which such debt securities may be convertible into NHP’s common stock or preferred stock and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period;

•	Whether and under what circumstances NHP will pay additional amounts as contemplated in the applicable indenture on such debt securities in respect of any tax, assessment or governmental charge and, if so, whether NHP will have the option to redeem such debt securities in lieu of making such payment; and

•	Any other terms of such debt securities and any deletions from or modifications or additions to the applicable indenture in respect of such securities.

The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. Special federal income tax, accounting and other considerations applicable to these original issue discount securities will be described in the applicable prospectus supplement.

The applicable indenture may contain provisions that would limit NHP’s ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving NHP or in the event of a change of control.

Restrictions on ownership and transfer of NHP’s common stock and preferred stock are designed to preserve its status as a REIT and, therefore, may act to prevent or hinder a change of control. See “Description of Preferred Stock — Restrictions on Ownership.” Investors should review the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Merger, Consolidation or Sale

The applicable indenture will provide that NHP may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other corporation, provided that:

•	Either NHP shall be the continuing corporation, or the successor corporation (if other than NHP) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall be organized and existing under U.S. or state law and shall expressly assume payment of the principal of (and premium, if any), and interest on, all of the applicable debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the applicable indenture;

•

Immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of NHP or any subsidiary as a result thereof as having been incurred by NHP or such subsidiary at the time of such transaction, no event of default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and

•	An officer’s certificate and legal opinion covering such conditions shall be delivered to the trustee.

Covenants

The applicable indenture will contain covenants requiring NHP to take certain actions and prohibiting NHP from taking certain actions. The covenants with respect to any series of debt securities will be described in the prospectus supplement relating thereto.

Events of Default, Notice and Waiver

Each indenture will describe specific “events of default” with respect to any series of debt securities issued thereunder. Such “events of default” are likely to include (with grace and cure periods):

•	Default in the payment of any installment of interest on any debt security of such series;

•	Default in the payment of principal of (or premium, if any, on) any debt security of such series at its maturity;

•	Default in making any required sinking fund payment for any debt security of such series;

•	Default in the performance or breach of any other covenant or warranty of NHP contained in the applicable indenture (other than a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series), continued for a specified period of days after written notice as provided in the applicable indenture;

•	Default in the payment of specified amounts of indebtedness of NHP or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled; and

•	Certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of NHP or any significant subsidiary or either of its property.

If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then the applicable trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to NHP (and to the applicable trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of such series (or of all debt securities then outstanding under any indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may rescind and annul such declaration and its consequences if:

•	NHP shall have deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable trustee; and

•	All events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) have been cured or waived as provided in such indenture.

Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default:

•	In the payment of the principal of (or premium, if any) or interest on any debt security of such series; or

•	In respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

Each trustee will be required to give notice to the holders of debt securities within 90 days of a default under the applicable indenture unless such default shall have been cured or waived; provided, however, that such trustee may withhold notice to the holders of any series of debt securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series) if specified responsible officers of such trustee consider such withholding to be in the interest of such holders.

Each indenture will provide that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy thereunder, except in the case of failure of the applicable trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than a majority in principal amount of the outstanding debt securities of such series, as well as the furnishing of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such debt securities at the respective due dates thereof.

Subject to provisions in each indenture relating to its duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under such indenture, unless such holders shall have furnished to the trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under an indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve such trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein.

Within 120 days after the close of each fiscal year, NHP will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the applicable indenture and, if so, specifying each such default and the nature and status thereof.

Modification of the Indenture

It is anticipated that modifications and amendments of an indenture may be made by NHP and the trustee, with the consent of the holders of not less than a majority in principal amount of each series of the outstanding debt securities issued under the indenture which are affected by the modification or amendment, provided that no such modification or amendment may, without the consent of each holder of such debt securities affected thereby:

•	Change the stated maturity date of the principal of (or premium, if any) or any installment of interest, if any, on any such debt security;

•	Reduce the principal amount of (or premium, if any) or the interest, if any, on any such debt security or the principal amount due upon acceleration of an original issue discount security;

•	Change the place or currency of payment of principal of (or premium, if any) or interest, if any, on any such debt security;

•	Impair the right to institute suit for the enforcement of any such payment on or with respect to any such debt security;

•	Reduce the above-stated percentage of holders of debt securities necessary to modify or amend the indenture; or

•	Modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive compliance with certain provisions of the indenture or for waiver of certain defaults.

A record date may be set for any act of the holders with respect to consenting to any amendment.

The holders of not less than a majority in principal amount of outstanding debt securities of each series affected thereby will have the right to waive compliance by NHP with certain covenants in such indenture.

Each indenture will contain provisions for convening meetings of the holders of debt securities of a series to take permitted action.

Under certain circumstances, modifications and amendments of an indenture may be made without the consent of any holders of outstanding debt securities.

Redemption of Securities

The applicable indenture will provide that the debt securities may be redeemed at any time at the option of NHP, in whole or in part, for certain reasons intended to protect NHP’s status as a REIT. Debt securities may also be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement.

From and after notice has been given as provided in the applicable indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on such redemption date, such debt securities will cease to bear interest on the date fixed for such redemption specified in such notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Conversion of Securities

The terms and conditions, if any, upon which any debt securities are convertible into common stock or preferred stock of NHP will be set forth in the applicable prospectus supplement relating thereto. Such terms will include:

•	Whether such debt securities are convertible into common stock or preferred stock;

•	The conversion price (or manner of calculation thereof);

•	The conversion period;

•	Provisions as to whether conversion will be at the option of the holders or NHP;

•	The events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such debt securities; and

•	Any restrictions on conversion, including restrictions directed at maintaining NHP’s REIT status.

Subordination

Upon any distribution to NHP’s creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior securities. No payment of principal or interest will be permitted to be made on subordinated securities at any time if any payment default or any other default which permits accelerations exists. After all senior securities are paid in full and until the subordinated securities are paid in full, holders of subordinated securities will be subrogated to the right of holders of senior securities to the extent that distributions otherwise payable to holders of subordinated securities have been applied to the payment of senior securities. By reason of such subordination, in the event of a distribution of assets upon insolvency, certain general creditors of NHP may recover more, ratably, than holders of subordinated securities. If this prospectus is being delivered in connection with a series of subordinated securities, the accompanying prospectus supplement or the information incorporated herein by reference will contain the approximate amount of senior securities outstanding as of the end of NHP’s most recent fiscal quarter.

Global Securities

The debt securities of a series may be issued in whole or in part in global form. The global securities will be deposited with a depositary, or with a nominee for a depositary, identified in the prospectus supplement. In this case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

The specific material terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in the prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of persons, or participants, that have accounts with the depositary. The accounts to be credited will be designated by any underwriters or agents participating in the distribution of the debt securities. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary for the global security, with respect to interests of participants, or by participants or persons that hold through participants, with respect to interests of persons other than participants. So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture; provided, however, that for purposes of obtaining any consents or directions required to be given by the holders of the debt securities, we, the trustee and our agents will treat a person as the holder of the principal amount of debt securities as specified in a written statement of the depositary. Except as set forth herein or otherwise provided in the prospectus supplement, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names, will not receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.

Principal, premium, if any, and interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. Neither we, the trustee nor any paying agent for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a global security, upon receipt of any payment of principal, premium, if any, or interest will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. We also expect that payments by participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street names” and will be the responsibility of the participants.

If the depositary for any debt securities represented by a global security is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue the debt securities in definitive form in exchange for the global security. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by one or more global securities and, in that event, will issue debt securities of the series in definitive form in exchange for all of the global security or securities representing the debt securities.

The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in debt securities represented by global securities.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF PREFERRED STOCK

The following description of the terms of the preferred stock sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. Certain other terms of any series of the preferred stock offered by any prospectus supplement will be described in the applicable prospectus supplement. The description of certain provisions of the preferred stock set forth below and in any prospectus supplement do not purport to be complete and are subject to and qualified in their entirety by reference to our amended and restated articles of incorporation, as amended, our amended and restated bylaws and our board of directors’ resolution or articles supplementary relating to each series of the preferred stock which will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part at or prior to the time of the issuance of the series of the preferred stock.

General

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.10 par value per share, and 5,000,000 shares of preferred stock, $1.00 par value per share, which includes the preferred stock offered hereby.

Under our amended and restated articles of incorporation, our board of directors is authorized without further stockholder action to provide for the issuance of up to 5,000,000 shares of preferred stock, in one or more series, with the voting, dividend, conversion or liquidation rights, designations, preferences, powers and relative participating, optional or other special rights and qualifications, limitations or restrictions of shares of the series as are stated in the resolutions providing for the issuance of a series of preferred stock, adopted, at any time or from time to time, by our board of directors. At June 30, 2005 there were 1,000,000 shares of 7.677% Series A Cumulative Preferred Stock and 1,064,500 shares of 7.75% Series B Cumulative Convertible Preferred Stock outstanding. With respect to payment of dividends, the Series A and Series B Preferred Stock will rank senior to our common stock and equivalent to any other shares of our preferred stock which are not by their terms, as disclosed in the applicable prospectus supplement, subordinated to the Series A and Series B Preferred Stock with respect to payment of dividends and amounts due upon liquidation, dissolution or winding up.

Subject to limitations prescribed by Maryland law and the charter, our board of directors is authorized to fix the number of shares constituting each series of preferred stock and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of our board of directors or a duly authorized committee thereof. The preferred stock will, when issued, be fully paid and nonassessable and will have no preemptive rights.

The prospectus supplement relating to preferred stock will contain the specific terms, including:

•	The title and stated value of such preferred stock;

•	The number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such preferred stock;

•	The dividend rate(s), period(s) and or payment date(s) or method(s) of calculation thereof applicable to such preferred stock;

•	The date from which dividends on such preferred stock shall accumulate, if applicable;

•	The provision for a sinking fund, if any, for such preferred stock;

•	The provisions for redemption, if applicable, of such preferred stock;

•	Any listing of such preferred stock on any securities exchange;

•	The terms and conditions, if applicable, upon which such preferred stock will be convertible into common stock, including the conversion price (or manner of calculation thereof);

•	A discussion of certain federal income tax considerations applicable to such preferred stock;

•	The relative ranking and preferences of such preferred stock as to dividend rights and rights upon NHP’s liquidation, dissolution or winding up of its affairs;

•	Any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of affairs;

•	Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of NHP as a REIT; and

•	Any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.

Unless otherwise stated in a prospectus supplement relating to a particular series of preferred stock, each series of the preferred stock will rank on a parity as to dividends and distributions of assets with each other series of the preferred stock. The rights of the holders of each series of the preferred stock will be subordinate to those of our general creditors.

Certain Provisions of our Amended and Restated Articles of Incorporation

See “Description of Common Stock — Redemption and Business Combination Provisions” for a description of certain provisions of our amended and restated articles of incorporation, including provisions relating to redemption rights and provisions which may have certain anti-takeover effects.

Dividend Rights

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of funds legally available therefor, cash dividends on the dates and at the rates as are set forth in, or as are determined by the method described in, the prospectus supplement relating to the series of the preferred stock. The rate may be fixed or variable or both. Each dividend will be payable to the holders of record as they appear on our stock books on the record dates, fixed by our board of directors, as specified in the prospectus supplement relating to the series of preferred stock.

The dividends may be cumulative or noncumulative, as provided in the prospectus supplement relating to the series of preferred stock. If our board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are noncumulative, then the right to receive a dividend in respect of the dividend period ending on the dividend payment date will be lost, and we will have no obligation to pay the dividend accrued for the period, whether or not dividends on the series are declared payable on any future dividend payment dates. Dividends on the shares of each series of preferred stock for which dividends are cumulative will accrue from the date on which we initially issue shares of the series.

Unless otherwise specified in the applicable prospectus supplement, if any preferred stock of any series is outstanding, no full dividends shall be declared or paid or set apart for payment on the preferred stock of any other series ranking, as to dividends, on a parity with or junior to the preferred stock of such series for any period unless full dividends (which include all unpaid dividends in the case of cumulative dividend preferred stock) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the preferred stock of such series.

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the preferred stock of any series and the shares of any other series of preferred stock ranking on a parity as to dividends with the preferred stock of such series, all dividends declared upon shares of preferred stock of such series and any other series of preferred stock ranking on a parity as to dividends with such preferred stock shall be declared pro rata among the holders of such series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of such series which may be in arrears.

So long as the shares of any series of the preferred stock are outstanding, we may not, other than as we determine is necessary to maintain our status as a REIT, declare any dividends on any shares of common stock or any other stock ranking as to dividends or distributions of assets junior to the series of preferred stock, or make any payment on account of, or set apart money for, the purchase, redemption or other retirement of, or for a sinking or other analogous fund for, any shares of junior stock or make any distribution in respect thereof, whether in cash or property or in obligations or stock, other than junior stock which is neither convertible into, nor exchangeable or exercisable for, any securities other than junior stock, unless:

•	full dividends, including if the preferred stock is cumulative, dividends for prior dividend periods, have been paid or declared and set apart for payment on all outstanding shares of the preferred stock of the series and all other classes and series of preferred stock, other than junior stock; and

•	we are not in default or in arrears with respect to the mandatory or optional redemption or mandatory repurchase or other mandatory retirement of, or with respect to any sinking or other analogous fund for, any shares of preferred stock of the series or any shares of any other preferred stock of any class or series, other than junior stock.

Liquidation Preference

In the event of any liquidation, dissolution or winding up of us, voluntary or involuntary, the holders of each series of the preferred stock will be entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to the holders of common stock or any other shares of stock ranking junior as to the distribution to the series of preferred stock, the amount of the liquidation preference per share set forth in the prospectus supplement relating to the series of the preferred stock plus an amount equal to all accumulated and unpaid dividends accrued. If, upon any voluntary or involuntary liquidation, dissolution or winding up of us, the amounts payable with respect to the preferred stock of any series and any other shares of preferred stock, including any other series of the preferred stock, ranking as to the distribution on a parity with the series of the preferred stock are not paid in full, the holders of the preferred stock of the series and of the other shares of our preferred stock will share ratably in any distribution of our assets in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of the preferred stock of each series of the full preferential amounts of the liquidating distribution to which they are entitled, the holders of each series of the preferred stock will be entitled to no further participation in any distribution of our assets.

Redemption

A series of the preferred stock may be redeemable, in whole or from time to time in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices set forth in the prospectus supplement relating to the series. Shares of the preferred stock redeemed by us will be restored to the status of authorized but unissued shares of preferred stock.

In the event that fewer than all of the outstanding shares of a series of the preferred stock are to be redeemed, whether by mandatory or optional redemption, the number of shares to be redeemed will be determined by lot or pro rata, subject to rounding to avoid fractional shares, as may be determined by us or by any other method as may be determined by us in our sole discretion to be equitable. Unless default shall be made by us in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any, from and after the redemption date, dividends shall cease to accumulate on the shares of the preferred stock called for redemption and all rights of the holders thereof, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, shall cease.

So long as any dividends on shares of any series of the preferred stock or any other series of preferred stock ranking on a parity as to dividends and distribution of assets with the series of the preferred stock are in arrears, no shares of any series of the preferred stock or other series of preferred stock will be redeemed, whether by mandatory or optional redemption, unless all of the shares of each series of preferred stock are simultaneously redeemed, and we will not purchase or otherwise acquire any shares; provided, however, that the foregoing will not prevent the purchase or acquisition of the shares pursuant to a purchase or exchange offer made on the same terms to holders of all shares outstanding of each series of preferred stock.

Conversion Rights

The terms, if any, on which shares of preferred stock of any series may be exchanged for or converted, mandatorily or otherwise, into shares of common stock or another series of preferred stock will be set forth in the prospectus supplement relating thereto. See “Description of Common Stock.”

Voting Rights

Holders of preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.

Any series of preferred stock may provide that, so long as any shares of such series remain outstanding, the holders of such series may vote as a separate class on certain specified matters, which may include changes in NHP’s capitalization, amendments to its charter and mergers and dispositions.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

The provisions of a series of preferred stock may provide for additional rights, remedies and privileges if dividends on such series are in arrears for specified periods, which rights and privileges will be described in the applicable prospectus supplement.

Transfer Agent and Registrar

Unless otherwise indicated in a prospectus supplement relating thereto, The Bank of New York will be the transfer agent, dividend and redemption price disbursement agent and registrar for shares of each series of the preferred stock.

Restrictions On Ownership

As discussed below under “Description of Common Stock — Restrictions on Transfer,” for NHP to qualify as a REIT under the Code, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and the stock must be beneficially owned by 100 or more persons or entities during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Therefore, ownership and transfer of each series of preferred stock will be restricted in the same manner as the common stock.

All certificates representing preferred stock will bear a legend referring to the restrictions described above.

DESCRIPTION OF COMMON STOCK

The following description of the terms of our common stock sets forth certain general terms and provisions of the common stock to which any prospectus supplement may relate. The description of certain provisions of our common stock set forth below and in any prospectus supplement do not purport to be complete and are subject to and qualified in their entirety by reference to our amended and restated articles of incorporation, as amended, and our amended and restated bylaws.

General

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.10 par value per share, and 5,000,000 shares of preferred stock, $1.00 par value per share. At June 30, 2005, there were 67,409,107 shares of our common stock outstanding.

All shares of common stock:

•	participate equally in dividends payable to stockholders of common stock when and as declared by our board of directors and in net assets available for distribution to stockholders of common stock on liquidation or dissolution;

•	have one vote per share on all matters submitted to a vote of the stockholders; and

•	do not have cumulative voting rights in the election of directors.

All issued and outstanding shares of common stock are, and the common stock offered hereby will be upon issuance, validly issued, fully paid and nonassessable. Holders of the common stock do not have preference, conversion, exchange or preemptive rights. The common stock is listed on the New York Stock Exchange (NYSE Symbol: NHP).

Redemption and Business Combination Provisions

If our board of directors is, at any time and in good faith, of the opinion that direct or indirect ownership of at least 9.9% or more of the voting shares of stock has or may become concentrated in the hands of one beneficial owner, our board of directors has the power:

•	by lot or other means deemed equitable by it to call for the purchase from any stockholder a number of voting shares sufficient, in the opinion of our board of directors, to maintain or bring the direct or indirect ownership of voting shares of stock of the beneficial owner to a level of no more than 9.9% of the outstanding voting shares of our stock; and

•	to refuse to transfer or issue voting shares of stock to any person or entity whose acquisition of those voting shares would, in the opinion of our board of directors, result in the direct or indirect ownership by that person or entity of more than 9.9% of the outstanding voting shares of our stock.

Further, any transfer of shares, options, warrants or other securities convertible into voting shares that would create a beneficial owner of more than 9.9% of the outstanding voting shares of our stock shall be deemed void ab initio and the intended transferee shall be deemed never to have had an interest therein. The purchase price for any voting shares of stock so redeemed shall be equal to the fair market value of the shares reflected in the closing sales price for the shares, if then listed on a national securities exchange, or the average of the closing sales prices for the shares if then listed on more than one national securities exchange, or if the shares are not then listed on a national securities exchange, the latest bid quotation for the shares if then traded over-the-counter, on the last business day immediately preceding the day on which notices of the acquisitions are sent, or, if none of these closing sales prices or quotations are available, then the purchase price will be equal to the net asset value of the stock as determined by our board of directors in accordance with the provisions of applicable law. From and after the date fixed for purchase by our board of directors, the holder of any shares so called for purchase shall cease to be entitled to distributions, voting rights and other benefits with respect to those shares, except the right to payment of the purchase price for the shares.

Our amended and restated articles of incorporation require that, except in certain circumstances, business combinations between us and a beneficial holder of 10% or more of our outstanding voting stock, a “related person”, be approved by the affirmative vote of at least 90% of our outstanding voting stock or, in advance and unanimously, by our board of directors. A business combination is defined in our amended and restated articles of incorporation as:

•	any merger or consolidation with or into a related person;

•	any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any “substantial part” of our assets, including without limitation any voting securities of a subsidiary, to a related person;

•	any merger or consolidation of a related person with or into us;

•	any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of a related person to us;

•	the issuance of any of our securities to a related person, other than by way of pro rata distribution to all stockholders; and

•	any agreement, contract or other arrangement providing for any of the above.

Pursuant to our amended and restated articles of incorporation, our board of directors is classified into three classes. Each class of directors serves for a term of three years, with one class being elected each year. As of the date of this prospectus, there are 8 directors, divided into three classes consisting of three, three and two directors.

The foregoing provisions of our amended and restated articles of incorporation and certain other matters may not be amended without the affirmative vote of at least 90% of our outstanding voting stock.

The foregoing provisions may have the effect of discouraging unilateral tender offers or other takeover proposals which certain stockholders might deem in their interests or in which they might receive a substantial premium. Our board of directors’ authority to issue and establish the terms of currently authorized preferred stock, without stockholder approval, may also have the effect of discouraging takeover attempts. See “Description of Preferred Stock.” The provisions could also have the effect of insulating current management against the possibility of removal and could, by possibly reducing temporary fluctuations in market price caused by accumulations of shares, deprive stockholders of opportunities to sell at a temporarily higher market price. However, our board of directors believes that inclusion of the business combination provisions in our amended and restated articles of incorporation may help assure fair treatment of stockholders and preserve our assets.

The foregoing summary of certain provisions of our amended and restated articles of incorporation does not purport to be complete or to give effect to provisions of statutory or common law. The foregoing summary is subject to, and qualified in its entirety by reference to, the provisions of applicable law and our amended and restated articles of incorporation, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

Transfer Agent and Registrar

Unless otherwise indicated in a prospectus supplement relating thereto, The Bank of New York is the transfer agent and registrar of the common stock.

Restrictions on Transfer

For NHP to qualify as a REIT under the Internal Revenue Code of 1986, as amended:

1)	Not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly (after application of certain attribution rules), by five or fewer individuals at any time during the last half of its taxable year; and

2)	Its stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

In order to ensure that requirement (1) above is satisfied, our board of directors has the power to refuse to transfer shares of our capital stock to any person or entity whose acquisition of such shares would result in the direct or indirect ownership of more than 9.9% in value of the outstanding capital stock.

In connection with the foregoing, if our board of directors, at any time and in good faith, believes that direct or indirect ownership (as determined under applicable federal tax attribution rules) in excess of this ownership limit has or may become concentrated in the hands of one beneficial owner, the board of directors has the power to refuse to transfer or issue these excess shares to a person or entity whose acquisition of such excess shares would cause a beneficial holder to exceed the ownership limit. Further, any transfer of excess shares that would cause a beneficial owner to hold shares of capital stock in excess of the ownership limit shall be deemed void, and the intended transferee shall be deemed never to have had an interest therein.

If at any time there is a transfer in violation of these restrictions, the excess shares shall be deemed to have been transferred to NHP, as trustee for the benefit of such persons or entities to whom the excess shares are later transferred. Subject to NHP’s right to purchase the excess shares, the interest in the trust representing the excess shares shall be freely transferable by the intended transferee at a price that does not exceed the price paid by the intended transferee of the excess shares. Excess shares do not have voting rights, and will not be considered for the purpose of any shareholder vote or determining a quorum, but will continue to be reflected as issued and outstanding stock. NHP will not pay dividends with respect to excess shares. NHP may purchase excess shares for the lesser of the amount paid for the excess shares by the intended transferee or the market price. The market price for any stock so purchased shall be equal to the fair market value of such shares reflected in:

•	The closing sales price for the stock, if then listed on a national securities exchange;

•	The average closing sales price of such stock, if then listed on more than one national securities exchange; or

•	If the stock is not then listed on a national securities exchange, the latest bid quotation for the stock if then traded over-the-counter, as of the day immediately preceding the date on which notices of such purchase are sent by NHP.

If no such closing sales prices or quotations are available, the purchase price shall equal the net asset value of such stock as determined by our board of directors in accordance with applicable law.

All certificates representing shares of common stock bear a legend referring to the restrictions described above.

These restrictions may have the effect of preventing an acquisition of control of NHP by a third party.

DESCRIPTION OF SECURITIES WARRANTS

The following information outlines some of the provisions of each warrant agreement, the warrants and the warrant certificates. This information may not be complete in all respects and is qualified entirely by reference to the relevant warrant agreement with respect to the warrants of any particular series. The specific terms of any series of warrants will be described in the relevant prospectus supplement. If so described in a prospectus supplement, the terms of that series of warrants may differ from the general description of terms presented below.

General

NHP may issue warrants for the purchase of its debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock, and may be attached to or separate from those securities.

Each series of securities warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered securities warrants. The warrant agent will act solely as our agent in connection with the securities warrant certificates relating to the securities warrants and will not assume any obligation or relationship of agency or trust for or with any holders of securities warrant certificates or beneficial owners of securities warrants.

The relevant prospectus supplement relating to a series of warrants will mention the name and address of the warrant agent. The relevant prospectus supplement will describe the terms of the warrant agreement and the series of warrants in respect of which this prospectus is being delivered, including

•	the offering price;

•	the currency for which such warrants may be purchased;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	the date which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities that can be purchased upon exercise of one warrant, and the price and currency for purchasing those debt securities upon exercise and, in the case of warrants to purchase preferred stock, or common stock, the number of shares of preferred stock, or common stock, as the case may be, that can be purchased upon the exercise of one warrant, and the price for purchasing such shares upon this exercise;

•	the dates on which the right to exercise the warrants will commence and expire and, if the warrants are not continuously exercisable, any dates on which the warrants are not exercisable;

•	certain federal income tax consequences of holding or exercising those warrants;

•	whether the warrants or related securities will be listed on any securities exchange;

•	the terms of the securities issuable upon exercise of those warrants;

•	whether the warrants will be issued in global or certificated form; and

•	any other terms of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for transfer registration, and may be exercised at the warrant agent’s corporate trust office or any other office indicated in the relevant prospectus supplement. If the warrants are not separately transferable from the securities with which they were issued, this exchange may take place only if the certificates representing such related securities are also exchanged. Prior to warrant exercise, warrantholders will not have any rights as holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase preferred stock or common stock, the right to receive any dividends, or payments upon NHP’s liquidation, dissolution or winding up or to exercise any voting rights.

Where appropriate, the applicable prospectus supplement will describe the U.S. federal income tax considerations relevant to the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities specified in the relevant prospectus supplement at the exercise price mentioned in, or calculated as described in, the relevant prospectus supplement. Unless otherwise specified in the relevant prospectus supplement, warrants may be exercised at any time up to 5:00 p.m., New York time, on the expiration date mentioned in that prospectus supplement. After 5:00 p.m., New York time, on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivery of the warrant certificate representing the warrants to be exercised, or in the case of global securities, as described under “Global Securities” on page 8 above, by delivery of an exercise notice for those warrants, together with certain information, and payment to the warrant agent in immediately available funds, as provided in the relevant prospectus supplement, of the required purchase amount. The information required to be delivered will be on the reverse side of the warrant certificate and in the relevant prospectus supplement. Upon receipt of such payment and the warrant certificate or exercise notice properly executed at the warrant agent’s corporate trust office or any other office indicated in the relevant prospectus supplement, NHP will, in the time period the relevant warrant agreement provides, issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants unless the unexercised warrants have become void.

If mentioned in the relevant prospectus supplement, securities may be surrendered as all or part of the exercise price for warrants.

Antidilution Provisions

In the case of warrants to purchase common stock, the exercise price payable and the number of common stock shares to be purchased upon warrant exercise may be adjusted in certain events, including:

•	the issuance of a stock dividend to common stockholders or a combination, subdivision or reclassification of common stock;

•	the issuance of rights, warrants or options to all common stockholders entitling them to purchase common stock for an aggregate consideration per share less than the current market price per common stock share;

•	any NHP distribution to its common stockholders of evidences of NHP indebtedness or of assets, excluding cash dividends or distributions referred to above; and

•	any other events mentioned in the relevant prospectus supplement.

No adjustment in the number of shares of common stock purchasable upon warrant exercise will be required until cumulative adjustments require an adjustment of at least 1% of such number. No fractional shares will be issued upon warrant exercise, but NHP will pay the cash value of any fractional shares otherwise issuable.

Modification

NHP and the relevant warrant agent may amend any warrant agreement and the terms of the related warrants by executing a supplemental warrant agreement, without any such warrantholder’s consent, for the purpose of:

•	curing any ambiguity, any defective or inconsistent provision contained in the warrant agreement, or making any other corrections to the warrant agreement that are not inconsistent with the provisions of the warrant certificates;

•	evidencing the succession of another corporation to NHP and their assumption of NHP’s covenants contained in the warrant agreement and the warrants;

•	appointing a successor depositary, if the warrants are issued in the form of global securities;

•	evidencing a successor warrant agent’s acceptance of appointment with respect to the warrants;

•	adding to NHP’s covenants for the warrantholders’ benefit or surrendering any right or power conferred upon NHP under the warrant agreement issuing warrants in definitive form, if such warrants are initially issued in the form of global securities; or

•	amending the warrant agreement and the warrants as NHP deems necessary or desirable and that will not adversely affect the warrantholders’ interests in any material respect.

NHP and the warrant agent may also amend any warrant agreement and the related warrants by a supplemental agreement with the consent of the holders of a majority of the unexercised warrants such amendment affects, for the purpose of adding, modifying or eliminating any of the warrant agreement’s provisions or of modifying the holders’ rights. However, no such amendment that

•	changes the number or amount of securities purchasable upon warrant exercise so as to reduce the number of securities receivable upon this exercise;

•	shortens the time period during which the warrants may be exercised;

•	otherwise adversely affects the exercise rights of such warrantholders in any material respect; or

•	reduces the number of unexercised warrants the consent of holders of which is required for amending the warrant agreement or the related warrants may be made without the consent of each holder affected by that amendment.

Consolidation, Merger and Sale of Assets

Each warrant agreement will provide that NHP may consolidate or merge with or into any other corporation or sell, lease, transfer or convey all or substantially all of its assets to any other corporation, provided that:

•	either NHP must be the continuing corporation, or the corporation other than NHP formed by or resulting from any consolidation or merger or that receives the assets must be organized and existing under U.S. or state law and must assume NHP’s obligations for the unexercised warrants and the performance of all covenants and conditions of the relevant warrant agreement; and

•	NHP or that successor corporation must not immediately be in default under that warrant agreement.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as NHP’s agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrantholder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case NHP defaults in performing its obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon NHP. Any warrantholder may, without the warrant agent’s consent or of any other warrantholder, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that warrant.

Replacement of Warrant Certificates

NHP will replace any destroyed, lost, stolen or mutilated warrant certificate upon delivery to NHP and the relevant warrant agent of evidence satisfactory to them of the ownership of that warrant certificate and of the destruction, loss, theft or mutilation of that warrant certificate, and (in the case of mutilation) surrender of that warrant certificate to the relevant warrant agent, unless NHP or the warrant agent has received notice that the warrant certificate has been acquired by a bona fide purchaser. That warrantholder will also be required to provide indemnity satisfactory to the relevant warrant agent and NHP before a replacement warrant certificate will be issued.

Title

NHP, the warrant agents and any of their agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person or entity entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary. See “Global Securities” on page 8 above.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

We may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;

•	directly to investors; or

•	through agents.

We may sell the securities from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We will describe the method of distribution of the securities and the terms of the offering in the prospectus supplement.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities being distributed if they purchase any of the securities.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date or dates. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any delayed delivery contract will not be subject to any conditions except:

•	the purchase of the offered securities must not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject; and

•	if the offered securities are also being sold to underwriters, we will have sold to the underwriters the offered securities not sold for delayed delivery.

The underwriters, dealers and other persons will not have any responsibility for the validity or performance of these contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for securities under the contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities under the contracts.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. In no event will the aggregate discounts, concessions and commissions to any underwriters, dealers or agents exceed eight percent of the gross proceeds. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Shares of our common stock are quoted on the New York Stock Exchange. Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of debt securities, preferred stock or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

Underwriters, dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by O’Melveny & Myers LLP. Unless otherwise specified in an applicable prospectus supplement, Sidley Austin Brown & Wood LLP will act as counsel for the underwriters or agents, if any. Paul C. Pringle, a partner at Sidley Austin Brown & Wood LLP, owns 51,090 shares of our common stock.

EXPERTS

Ernst & Young LLP, independent auditors, have audited NHP’s consolidated financial statements and schedules included or incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2004, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. NHP’s financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file current, quarterly and annual reports, proxy statements and other information required by the Exchange Act with the SEC. You may read and copy any of these filed documents at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s internet site at http://www.sec.gov.

Our website is http://www.nhp-reit.com (which is not intended to be an active hyperlink in this prospectus). We make available free of charge on our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to such reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on, connected to or that can be accessed via our website is not part of this prospectus.

We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of that Registration Statement, does not include all the information contained in that Registration Statement and its exhibits. For further information with respect to us and our securities, you should consult the Registration Statement and its exhibits.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Statements contained in this prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC. The Registration Statement and any of its amendments, including exhibits filed as a part of the Registration Statement or an amendment to the Registration Statement, are available for inspection and copying through the entities listed above.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to documents containing that information. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents filed by us with the SEC and any future filings we will make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is complete or terminated:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2004;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005; and

•	our current reports on Form 8-K, dated February 3, 2005, February 24, 2005, April 7, 2005, May 4, 2005, May 18, 2005 and August 3, 2005.

You may request a copy of these filings, at no cost, by writing or calling us at the following address:

Nationwide Health Properties, Inc.

610 Newport Center Drive, Suite 1150

Newport Beach, California 92660

Attention: David Snyder

Telephone number: (949) 718-4400

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents.

CAUTIONARY STATEMENTS

This prospectus and any accompanying prospectus supplement and the documents incorporated by reference may include statements that may constitute “forward-looking statements” within the meaning of federal securities laws. One can identify these forward-looking statements by their use of words such as “expects,” “plans,” “will,” “estimates,” “forecasts,” “projects” and other words of similar meaning. One can also identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address the Company’s growth strategy and financial results. One must carefully consider any such statement and should understand that many factors could cause actual results to differ materially from our forward-looking statements. These factors include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Information regarding important factors that could cause actual results to differ, perhaps materially, from the anticipated results in our forward-looking statements is contained from time to time in our annual and quarterly report filings with the SEC, including under the caption “Item 1 – Business – Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2004, which is incorporated into this prospectus by reference. See “Where You Can Find More Information” on page 20 for information on how to obtain a copy of this annual report.

We undertake no obligation to update any forward-looking statements or to release publicly the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

$1,250,000,000

Nationwide Health

Properties, Inc.

Debt Securities

Preferred Stock

Common Stock

Securities Warrants

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses of this offering are estimated as follows:

SEC Registration Fee	$110,403
Legal fees and expenses	$125,000
Accounting fees and expenses	$50,000
Miscellaneous	$25,000

Total	$310,403

Item 15.	Indemnification of Directors and Officers.

Our amended and restated articles of incorporation, as amended, and our amended and restated bylaws provide for indemnification of directors and officers to the full extent permitted by the laws of the State of Maryland.

Section 2-418 of the Maryland General Corporation Law generally permits indemnification of any director or officer made a party to any proceedings by reason of service as a director or officer unless it is established that (i) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or (ii) such person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful. The indemnity may include judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by, or in the right of the corporation, indemnification is not permitted with respect to any proceeding in which the director or officer had been adjudged to be liable to the corporation. The termination of any proceeding by conviction, upon a plea of nolo contendere or its equivalent or upon an entry of an order of probation prior to judgment creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by judgment, order or settlement, however, does not create a presumption that the director or officer failed to meet the requisite standard of conduct for permitted indemnification.

The Company has entered into indemnity agreements with the officers and directors of the Company that provide that the Company will pay on behalf of the indemnified party any amount which the indemnified party is or becomes legally obligated to pay because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, which the indemnified party commits or suffers while acting in the capacity as an officer or director of the Company.

Since November 1986, the Company has had in force directors’ and officers’ liability and Company reimbursement insurance covering liability for any actual or alleged error, misstatement, misleading statement, act or omission, and neglect or breach of duty claimed against them solely by reason of their being directors or officers of the Company.

Item 16.	Exhibits.

Exhibit No.	Description
3.1(a)	Restated Articles of Incorporation, filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-11 (No. 33-1128), effective December 19, 1985, and incorporated herein by this reference.

3.1(b)	Articles of Amendment of Amended and Restated Articles of Incorporation of the Company, filed as Exhibit 3.1 to the Company’s Form 10-Q for the quarter ended March 31, 1989, and incorporated herein by this reference.

3.1(c)	Articles of Amendment of Amended and Restated Articles of Incorporation of the Company, filed as Exhibit 3.1(c) to the Company’s Registration Statement on Form S-11 (No. 33-32251), effective January 23, 1990, and incorporated herein by this reference.

3.1(d)	Articles of Amendment of Amended and Restated Articles of Incorporation of the Company, filed as Exhibit 3.1(d) to the Company’s Form 10-K for the year ended December 31, 1994, and incorporated herein by this reference.

3.1(e)	Articles Supplementary to the Registrant’s Amended and Restated Articles of Incorporation, dated September 24, 1997, filed as Exhibit 3.1 to the Company’s Form 8-K dated September 24, 1997, and incorporated herein by this reference.

3.1(f)	Articles Supplementary to the Registrant’s Amended and Restated Articles of Incorporation, dated June 30, 2004, filed as Exhibit 3.1 to the Company’s Form 8-K dated June 28, 2004, and incorporated herein by this reference.

3.2	Amended and Restated Bylaws of the Company, filed as Exhibit 3.2 to the Company’s Form 8-K dated June 28, 2004 and incorporated herein by this reference.

4.1	Indenture dated as of November 16, 1992, between Nationwide Health Properties, Inc., Issuer to The Chase Manhattan Bank (National Association), Trustee, filed as Exhibit 4.1 to the Company’s Form S-3 (No. 33-54870) dated November 24, 1992, and incorporated herein by this reference.

4.2	Indenture dated as of January 12, 1996, between the Company and The Bank of New York, as Trustee, filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (No. 33-65423) dated December 27, 1995, and incorporated herein by this reference.

4.3	Indenture dated as of August 19, 1997 between the Company and The Bank of New York, as Trustee, filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (No. 333-32135) dated July 25, 1997, and incorporated herein by this reference.

4.4	Indenture dated as of January 13, 1999, between the Company and Chase Manhattan Bank and Trust Company, National Association, as Trustee, filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (No. 333-70707) dated January 15, 1999, and incorporated herein by this reference.

4.5	Form of Indenture to be entered into between the Company and J.P. Morgan Trust Company, National Association, as trustee, and relating to the debt securities.

4.6	Sample Common Stock Certificate.

5.1	Opinion of O’Melveny & Myers LLP.

12.1	Statement re Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained on page II-4).

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of J.P. Morgan Trust Company, as trustee.

Item 17.	Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act, unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act and incorporated herein by reference;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act and incorporated herein by reference. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on August 9, 2005.

NATIONWIDE HEALTH PROPERTIES, INC.

By	/S/ DOUGLAS M. PASQUALE
Douglas M. Pasquale
Chief Executive Officer and President

POWER OF ATTORNEY

We, the undersigned directors and officers of Nationwide Health Properties, Inc., do hereby constitute and appoint Douglas M. Pasquale and Abdo H. Khoury, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/S/ DOUGLAS M. PASQUALE Douglas M. Pasquale	Chief Executive Officer, President and Director (principal executive officer)	August 9, 2005

/S/ ABDO H. KHOURY Abdo H. Khoury	Senior Vice President, Chief Financial and Portfolio Officer	August 9, 2005

/S/ R. BRUCE ANDREWS R. Bruce Andrews	Director	August 9, 2005

/S/ CHARLES D. MILLER Charles D. Miller	Director	August 5, 2005

/S/ WILLIAM K. DOYLE William K. Doyle	Director	August 4, 2005

/S/ ROBERT D. PAULSON Robert D. Paulson	Director	August 9, 2005

/S/ KEITH P. RUSSELL Keith P. Russell	Director	August 9, 2005

/S/ DAVID R. BANKS David R. Banks	Director	August 9, 2005

/S/ JACK D. SAMUELSON Jack D. Samuelson	Director	August 4, 2005

II-5